EXHIBIT A

As of June 1, 2015

1.	Licensed Benchmarks

WisdomTree Dividend Index

WisdomTree Equity Income Index

WisdomTree Dividend Ex-Financials Index

WisdomTree LargeCap Dividend Index

WisdomTree MidCap Dividend Index

WisdomTree SmallCap Dividend Index

WisdomTree Earnings Index

WisdomTree Earnings 500 Index

WisdomTree MidCap Earnings Index

WisdomTree SmallCap Earnings Index

WisdomTree LargeCap Value Index

WisdomTree LargeCap Growth Index

WisdomTree DEFA Index

WisdomTree DEFA Equity Income Index

WisdomTree DEFA International Hedged Equity Index

WisdomTree International Dividend ex-Financials Index

WisdomTree International LargeCap Dividend Index

WisdomTree International MidCap Dividend Index

WisdomTree International SmallCap Dividend Index

WisdomTree Europe SmallCap Dividend Index

WisdomTree Global Equity Income Index

WisdomTree Japan Hedged Equity Index

WisdomTree Japan SmallCap Dividend Index

WisdomTree Global ex-U.S. Growth Index

WisdomTree Asia Pacific ex-Japan Index

WisdomTree Australia Dividend Index

WisdomTree Emerging Markets Equity Income Index

WisdomTree Emerging Markets SmallCap Dividend Index

WisdomTree Middle East Dividend Index

WisdomTree India Earnings Index

WisdomTree Commodity Country Equity Index

WisdomTree Global Natural Resources Index

WisdomTree Global ex-U.S. Utilities Index

WisdomTree Global ex-U.S. Real Estate Index

WisdomTree China Dividend ex-Financials Index

WisdomTree U.S. Dividend Growth Index

WisdomTree United Kingdom Hedged Equity Index

WisdomTree Japan Hedged SmallCap Equity Index

WisdomTree U.S. SmallCap Dividend Growth Index

WisdomTree Emerging Markets Dividend Growth Index

WisdomTree Emerging Markets Consumer Growth Index

WisdomTree Germany Hedged Equity Index

WisdomTree Korea Hedged Equity Index

WisdomTree Japan Interest Rate Strategy Index

WisdomTree Japan Hedged Real Estate Index

WisdomTree Japan Hedged Health Care Index

WisdomTree Japan Hedged Financials Index

WisdomTree Japan Hedged Capital Goods Index

WisdomTree Japan Hedged Tech, Media and Telecom Index

WisdomTree Europe Dividend Growth Index

WisdomTree International Hedged Dividend Growth Index

WisdomTree Emerging Markets ex-State-Owned Enterprises Index

WisdomTree Europe Hedged SmallCap Equity Index

WisdomTree Japan Hedged Dividend Growth Index

WisdomTree Japan Dividend Growth Index

WisdomTree International Hedged SmallCap Dividend Index

WisdomTree Global ex-U.S. Hedged Dividend Index

2.	Licensed Marks

WISDOMTREE

HIGH-YIELDING EQUITY